News release JLL elects Nabeel Al-Amudi and Toni Townes-Whitley to its Board of Directors Leaders from global investment, infrastructure and technology bring decades of experience to JLL’s board Key Takeaways • JLL has elected Nabeel Al-Amudi and Toni Townes-Whitley as independent, non-executive directors, effective December 1, 2026, expanding the Board to 13 members. • Al-Amudi brings experience in investment management, infrastructure and government leadership and Townes-Whitley brings experience in technology, public sector and regulated industries. CHICAGO, Nov. 4, 2026 -- Jones Lang LaSalle Incorporated (NYSE: JLL) announced that Nabeel Al-Amudi and Toni Townes-Whitley were elected as independent, non-executive members of its Board of Directors effective December 1, 2026. Nabeel Al-Amudi brings extensive experience in investment management, energy, ports, transportation infrastructure and government leadership to the JLL Board. He currently serves as senior advisor and vice chairman of Olayan Financing Company, a private investment company of the Olayan Group that focuses on public and private equities, real estate, and owns operating entities in Saudi Arabia, a role he moved into after serving as the Company's CEO. Al-Amudi previously served as Saudi Arabia’s minister of transport and as president and vice chairman of the Saudi Ports Authority. He spent over two decades at Saudi Aramco in roles that included president of Aramco Services Company, which is now Aramco America headquartered in Houston. Al-Amudi currently serves on the Board of Mobily, the second largest mobile operator in Saudi Arabia, alongside a number of private company Boards spanning diverse industries. Toni Townes-Whitley brings vast experience in technology, public sector and regulated industries and large- scale corporate leadership to the JLL Board. Townes-Whitley most recently served as CEO of Science Applications International Corp. (SAIC). Earlier, she worked at Microsoft Corp., where she served as president of U.S. Regulated Industries and corporate vice president of Worldwide Public Sector and Industry. Townes-Whitley also held senior leadership roles at CGI Inc., Unisys Corp. and Arthur Andersen. She currently serves on the Board of Nasdaq Inc. and Thurgood Marshall College Fund (TMCF). “Nabeel and Toni have each led large, complex organizations through change and they’ve done it in very different settings,” said Siddharth N. (Bobby) Mehta, Chairman of the JLL Board of Directors. “Nabeel’s experience in global investment and infrastructure and Toni’s background in technology and regulated industries will give our Board broader perspective as we guide JLL’s strategy.” Christian Ulbrich, JLL CEO, added, “As our clients' needs and the markets we serve evolve, we welcome the added range of experience Nabeel and Toni bring to our Board in areas where JLL is growing. I look forward to working with them as we deliver our Accelerate 2030 strategy.” Al-Amudi holds a Juris Doctor degree from Harvard Law School and a bachelor’s degree in chemical engineering from Stanford University. Townes-Whitley holds a bachelor’s degree from Princeton University. In addition to Mehta, Al-Amudi, Townes-Whitley and Ulbrich, JLL’s Board members include Matthew Carter, Jr., Susan Gore, Tina Ju, Bridget Macaskill, Deborah McAneny, Moses Ojeisekhoba, Jeetu Patel, Larry Quinlan and Efrain Rivera. Nabeel Al-Amudi Toni Townes-Whitley Exhibit 99.1

News release – ends – About JLL JLL (NYSE:JLL) is a leading global commercial real estate services and investment management company with annual revenue of $26.1 billion, operations in over 80 countries and a global workforce of approximately 112,000 as of September 30, 2026. For over 200 years, clients have trusted JLL, a Fortune 500® company, to help them confidently buy, build, occupy, manage and invest across a variety of industries and property types, including office, industrial, hotel, multi-family, retail and data center properties. Driven by our purpose to shape the future of real estate for a better world, we help our clients, people and communities SEE A BRIGHTER WAY. Powered by rich global datasets and leading technology capabilities, we provide coordinated, end-to-end delivery of real estate services for a broad range of global clients who represent a wide variety of industries. Through LaSalle Investment Management, we invest for clients on a global basis in both private assets and publicly traded real estate securities. For further information, visit jll.com. Contact: Jesse Tron Phone: + 1 212 376 1215 Email: jesse.tron@jll.com